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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89742) of Novellus Systems, Inc. of our report dated June 7, 2002, relating to the Statement of Net Assets Available for Benefits of the Novellus Systems, Inc. 401(k) Plan as of December 31, 2001, and the related Statement of Changes in Net Assets Available for Benefits for the year then ended included in this Annual Report on Form 11-K.


                                             By  /s/ Mohler, Nixon & Williams
                                                 -------------------------------
                                                 MOHLER, NIXON & WILLIAMS
                                                 Accountancy Corporation


Campbell, California
June 27, 2002